Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Katie Merx	Thierry Denis
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Owens Corning Reports Third-Quarter 2018 Results

Company Grew Net Sales by 7% and Improved Net Earnings on Pricing Momentum;
Revised Adjusted EBIT Outlook Reflects Lower Second-Half Volume Expectations

•	Insulation grew EBIT by $30 million, driven by continued price improvement

•	Roofing delivered 20% EBIT margins, despite a significant third-quarter market decline

•	Composites generated EBIT in line with prior year, and margins of 13%

•	2018 adjusted EBIT expected to be in line with last year’s performance of $855 million

TOLEDO, Ohio - October 24, 2018 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.8 billion in third-quarter 2018, compared with net sales of $1.7 billion in third-quarter 2017, an increase of 7%.

Third-quarter 2018 net earnings attributable to Owens Corning were $161 million, or $1.45 per diluted share, compared with $96 million, or $0.85 per diluted share, during the comparable quarter in 2017. Third-quarter 2018 adjusted earnings were $171 million, or $1.54 per diluted share, compared with $141 million, or $1.25 per diluted share, during the same period one year ago. (See Use of Non-GAAP Measures, See Table 3).

Reported earnings before interest and taxes (EBIT) for third-quarter 2018 were $259 million, compared with $227 million during the same period in 2017. Adjusted EBIT in third-quarter 2018 was $267 million, compared with $239 million in 2017 (See Table 2).

“The company executed well in the quarter with improved operating performance and significant commercial progress, particularly related to pricing actions and roofing market share. Adjusted EBIT for the quarter improved to a record level despite lower market volumes and persistent inflation,” said Chairman and Chief Executive Officer Mike Thaman. “Weaker than expected market conditions across all three businesses, which impacted third-quarter results, are expected to continue during the fourth-quarter. As a result, we have lowered our 2018 outlook and now expect adjusted EBIT to be in line with last year. Looking forward, we believe continued strong execution positions the company, and all three businesses, for EBIT growth in 2019.”

Return of Capital Actions

•
During third-quarter 2018, Owens Corning repurchased 1.7 million shares of its common stock for $100 million. At the end of the quarter, 4.6 million shares were available for repurchase under the current authorization.

•
On September 20, 2018, the Owens Corning Board of Directors declared a quarterly cash dividend of $0.21 per common share. The dividend will be payable on November 2, 2018, to shareholders of record as of October 16, 2018.

Other Highlights

•	Owens Corning sustained a high level of safety performance in third-quarter 2018, with a recordable incident rate of 0.36, compared with 0.46 in third-quarter 2017, representing a 22% improvement.

•
The company earned placement on the Dow Jones Sustainability World Index for the ninth straight year and was named the Industry Leader for the DJSI World Building Products group for the sixth consecutive year.

•	The Board of Directors elected Brian Chambers as President and Chief Operating Officer. He was most recently President of Owens Corning’s Roofing business.

2018 Outlook

•	The company continues to expect an environment consistent with consensus expectations for U.S. housing starts and global industrial production growth.

•
In Insulation, the company now expects to deliver EBIT growth of approximately $110 million, down from $150 million. The company continues to expect to achieve $120 million of price. The primary driver of the downward revision in the outlook is related to weaker market expectations across geographies and product platforms.

•
In Roofing, the company now expects the U.S. asphalt shingle market to be down approximately 10% on lower storm demand. Third-quarter industry shipments were reported down 19%, and company volumes were ahead of the market. Price improvements have recovered asphalt and transportation inflation, driving EBIT margins to 20% in the quarter.

•
In Composites, the company expects growth in the glass fiber market, driven by global industrial production growth. However, continued inflation as well as lower than expected volumes in the U.S. roofing market, Europe, and India have reduced the EBIT expectation to approximately $260 million.

•
The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, due to the company’s U.S. tax net operating loss and foreign tax credit carryforwards.

•
The company now expects general corporate expenses to be between $125 million and $130 million in 2018, down from the previous estimate of between $135 million and $140 million. Capital additions in 2018 are expected to total approximately $500 million. Interest expense is expected to be between $125 million and $130 million.

•	In 2018, the company continues to expect strong conversion of adjusted earnings into free cash flow, although it will now be less than the company’s target of about 100%.

•	The company expects 2018 adjusted EBIT in line with last year’s performance of $855 million, compared with a previously estimated range of $925 million to $975 million.

Third-Quarter 2018 Conference Call and Presentation
Wednesday, October 24, 2018
11 a.m. Eastern Daylight Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 296-5216 (Please dial in 10-15 minutes before conference call start time)
Live webcast: https://services.choruscall.com/links/oc181024.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through October 31, 2018. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 101-24-429
Replay available at https://services.choruscall.com/links/oc181024.html
Webcast replay available until October 24, 2019.
About Owens Corning

Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2017 sales of $6.4 billion and employs 19,000 people in 37 countries. It has been a Fortune 500® company for 64 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.
Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; the impact of recent tax reform legislation and related actions, interpretations and regulatory guidance; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy, transportation, raw materials or other inputs; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of October 24, 2018, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
NET SALES	$1,818	$1,703	$5,333	$4,778
COST OF SALES	1,370	1,280	4,112	3,605
Gross margin	448	423	1,221	1,173
OPERATING EXPENSES
Marketing and administrative expenses	159	159	531	456
Science and technology expenses	21	22	66	64
Other expenses, net	13	19	39	43
Total operating expenses	193	200	636	563
OPERATING INCOME	255	223	585	610
Non-operating (income) expense	(4)	(4)	(11)	23
EARNINGS BEFORE INTEREST AND TAXES	259	227	596	587
Interest expense, net	31	28	92	81
Loss on extinguishment of debt	—	71	—	71
EARNINGS BEFORE TAXES	228	128	504	435
Income tax expense	67	32	127	142
Equity in net earnings / (loss) of affiliates	1	—	(1)	—
NET EARNINGS	162	96	376	293
Net earnings attributable to noncontrolling interests	1	—	2	—
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$161	$96	$374	$293
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.46	$0.86	$3.38	$2.63
Diluted	$1.45	$0.85	$3.35	$2.59
Dividend	$0.21	$0.20	$0.63	$0.60
WEIGHTED AVERAGE COMMON SHARES
Basic	110.0	111.0	110.8	111.6
Diluted	110.9	112.7	111.7	113.2

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Restructuring costs	$(7)	$(8)	$(19)	$(37)
Acquisition-related costs	(1)	(1)	(16)	(12)
Recognition of acquisition inventory fair value step-up	—	(5)	(2)	(5)
Litigation settlement gain, net of legal fees	—	—	—	29
Pension settlement gains / (losses)	—	2	—	(28)
Total adjusting items	$(8)	$(12)	$(37)	$(53)

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$161	$96	$374	$293
Net earnings attributable to noncontrolling interests	1	—	2	—
NET EARNINGS	162	96	376	293
Equity in net earnings / (loss) of affiliates	1	—	(1)	—
Income tax expense	67	32	127	142
EARNINGS BEFORE TAXES	228	128	504	435
Interest expense, net	31	28	92	81
Loss on extinguishment of debt	—	71	—	71
EARNINGS BEFORE INTEREST AND TAXES	259	227	596	587
Adjusting items from above	(8)	(12)	(37)	(53)
ADJUSTED EBIT	$267	$239	$633	$640

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$161	$96	$374	$293
Adjustment to remove adjusting items (a)	8	83	37	124
Adjustment to remove tax benefit on adjusting items (b)	(2)	(29)	(10)	(38)
Adjustment to remove significant tax items (c)	2	—	2	—
Adjustment to tax expense to reflect pro forma tax rate (d)	2	(9)	(11)	(5)
ADJUSTED EARNINGS	$171	$141	$392	$374

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.45	$0.85	$3.35	$2.59
Adjustment to remove adjusting items (a)	0.07	0.74	0.33	1.10
Adjustment to remove tax benefit on adjusting items (b)	(0.02)	(0.26)	(0.09)	(0.34)
Adjustment to remove significant tax items (c)	0.02	—	0.02	—
Adjustment to tax expense to reflect pro forma tax rate (d)	0.02	(0.08)	(0.10)	(0.05)
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.54	$1.25	$3.51	$3.30

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	110.0	111.0	110.8	111.6
Non-vested restricted and performance shares	0.7	1.4	0.7	1.4
Options to purchase common stock	0.2	0.3	0.2	0.2
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	110.9	112.7	111.7	113.2

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	The impact of a change in estimate for our provisional entries recorded in 2017 related to the U.S. Tax Cuts and Jobs Act of 2017.
(d)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2018, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2018 effective tax rate guidance of 26% to 28%.  For comparability, in 2017, we have used an effective tax rate of 33%, which was our 2017 effective tax rate excluding the impact of our fourth quarter 2017 net charge related to the U.S. Tax Cuts and Jobs Act of 2017.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2018	December 31, 2017
CURRENT ASSETS
Cash and cash equivalents	$136	$246
Receivables, less allowances of $18 at September 30, 2018 and $19 at December 31, 2017	955	806
Inventories	1,032	841
Assets held for sale	5	12
Other current assets	113	80
Total current assets	2,241	1,985
Property, plant and equipment, net	3,741	3,425
Goodwill	1,960	1,507
Intangible assets, net	1,799	1,360
Deferred income taxes	71	144
Other non-current assets	234	211
TOTAL ASSETS	$10,046	$8,632
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,381	$1,277
Short-term debt	1	1
Long-term debt – current portion	4	4
Total current liabilities	1,386	1,282
Long-term debt, net of current portion	3,669	2,405
Pension plan liability	218	256
Other employee benefits liability	216	225
Deferred income taxes	124	37
Other liabilities	227	223
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,017	4,011
Accumulated earnings	1,867	1,575
Accumulated other comprehensive deficit	(610)	(514)
Cost of common stock in treasury (c)	(1,110)	(911)
Total Owens Corning stockholders’ equity	4,165	4,162
Noncontrolling interests	41	42
Total equity	4,206	4,204
TOTAL LIABILITIES AND EQUITY	$10,046	$8,632

(a)10 shares authorized; none issued or outstanding at September 30, 2018, and December 31, 2017
(b)400 shares authorized; 135.5 issued and 109.3 outstanding at September 30, 2018; 135.5 issued and 111.5 outstanding at December 31, 2017
(c)26.2 shares at September 30, 2018, and 24.0 shares at December 31, 2017

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2018	2017
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$376	$293
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	323	269
Gain on sale of fixed assets	(3)	—
Deferred income taxes	77	88
Provision for pension and other employee benefits liabilities	(1)	34
Stock-based compensation expense	34	30
Other non-cash	13	17
Loss on extinguishment of debt	—	71
Changes in operating assets and liabilities	(265)	(17)
Pension fund contributions	(34)	(68)
Payments for other employee benefits liabilities	(15)	(13)
Other	1	(10)
Net cash flow provided by operating activities	506	694
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(425)	(249)
Proceeds from the sale of assets or affiliates	11	3
Investment in subsidiaries and affiliates, net of cash acquired	(1,143)	(566)
Other	6	2
Net cash flow used for investing activities	(1,551)	(810)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	389	588
Proceeds from senior revolving credit and receivables securitization facilities	1,534	869
Payments on senior revolving credit and receivables securitization facilities	(1,227)	(736)
Proceeds from term loan borrowing	600	—
Payments on term loan borrowing	(30)	—
Payments on long-term debt	—	(351)
Net increase (decrease) in short-term debt	—	2
Dividends paid	(70)	(67)
Purchases of treasury stock	(236)	(159)
Other	(7)	8
Net cash flow provided by financing activities	953	154
Effect of exchange rate changes on cash	(17)	19
Net (decrease) increase in cash, cash equivalents and restricted cash	(109)	57
Cash, cash equivalents and restricted cash at beginning of period	253	118
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$144	$175

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$508	$514	$1,560	$1,562
% change from prior year	-1%	4%	—%	5%
EBIT	$64	$62	$195	$217
EBIT as a % of net sales	13%	12%	13%	14%
Depreciation and amortization expense	$36	$36	$109	$107

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$710	$568	$1,988	$1,406
% change from prior year	25%	19%	41%	10%
EBIT	$94	$64	$175	$98
EBIT as a % of net sales	13%	11%	9%	7%
Depreciation and amortization expense	$47	$36	$138	$89

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$645	$682	$1,946	$1,993
% change from prior year	-5%	13%	-2%	16%
EBIT	$127	$147	$351	$427
EBIT as a % of net sales	20%	22%	18%	21%
Depreciation and amortization expense	$13	$13	$38	$37

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Restructuring costs	$(7)	$(8)	$(19)	$(37)
Acquisition-related costs	(1)	(1)	(16)	(12)
Recognition of acquisition inventory fair value step-up	—	(5)	(2)	(5)
Litigation settlement gain, net of legal fees	—	—	—	29
Pension settlement gains / (losses)	—	2	—	(28)
General corporate expense and other	(18)	(34)	(88)	(102)
EBIT	$(26)	$(46)	$(125)	$(155)
Depreciation and amortization	$11	$16	$38	$36

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$200	$302	$506	$694
Less: Cash paid for property, plant and equipment	(121)	(79)	(425)	(249)
FREE CASH FLOW	$79	$223	$81	$445